Exhibit 23.3

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Second Amended and Restated Stock Incentive Plan, the 2015 Incentive Award Plan, and the 2015 Employee Stock Purchase Plan of Teladoc, Inc. of our reports dated March 24, 2015, with respect to the consolidated financial statements of Consult A Doctor, Inc. and AmeriDoc, LLC included in Teladoc, Inc.’s Form S-1, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, New York
July 9, 2015